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Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. -33-65864) pertaining to the 1992 Employee Incentive and Non-Qualified Stock Option Plan and 1993 Non-Employee Director Stock Option Program of Cryenco Sciences, Inc., and the Registration Statement (Form S-8 No. -333-1379) pertaining to the 1995 Incentive and Non-Qualified Stock Option Plan of Cryenco Sciences, Inc., of our report dated October 5, 1996, with respect to the consolidated financial statements and schedule of Cryenco Sciences, Inc. included in the Annual Report (Form 10-K) for the year ended August 31, 1996.



                                                        ERNST & YOUNG LLP

Denver, Colorado
November 25, 1996



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